Exhibit 99.2
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                             IBC MAKES ANNOUNCEMENT

KANSAS CITY, MO., APRIL 20, 2005 - Interstate Bakeries Corporation (OTC:
IBCIQ.PK) announced today a status update with respect to the delayed filing of its fiscal 2004 Form 10-K and fiscal 2005 Form 10-Qs with the Securities and Exchange Commission (SEC). IBC also provided information concerning its on-going review of the proper accounting treatment for a defined benefit pension plan to which it contributes, newly discovered issues with respect to the setting of the Company's workers' compensation and auto/general liability reserves and an unrelated charge related to obsolete and abandoned capital assets. In light of these issues, IBC does not expect to file its Form 10-K for the fiscal year ended May 29, 2004 until its assessment of these issues is complete and its independent auditors complete their audit of the Company's financial statements for the fiscal year ended May 28, 2005, which is not expected to be completed prior to August of 2005. IBC remains uncertain when it will file Quarterly Reports for the quarters ended August 21, 2004, November 13, 2004 and March 5, 2005 and amended Quarterly Reports for the quarters ended November 15, 2003 and March 6, 2004.

Depending upon the results of IBC's ongoing review of the issues discussed below, the previously announced preliminary unaudited financial information for the year ended May 29, 2004 and the fiscal 2005 first quarter ended August 21, 2004 and, potentially, prior period financial statements may require correction or restatement. In addition, the monthly consolidated operating reports filed by IBC with the bankruptcy court do not reflect the impact of the Company's review of such matters. However, the report filed for the four week period ended March 5, 2005 does include adjustments related to workers' compensation and auto/general liability reserves and a charge to obsolete and abandoned capital assets.

As previously disclosed, IBC has been reviewing the historical accounting treatment of a defined benefit pension plan to which it contributes on behalf of approximately 900 of its approximately 32,000 employees. As a result of a re-examination of the manner in which IBC has historically accounted for the plan, a preliminary determination has been made that the plan should have been accounted for by IBC as a single-employer pension plan.

IBC has always accounted for the plan as a multi-employer pension plan. However, the plan is neither a multi-employer pension plan nor a typical single-employer pension plan. Instead, the plan is a unique type of pension plan to which multiple unaffiliated employers make contributions. Prior to the date that IBC became a contributing employer in 1989, the plan was granted a "grandfather" exemption by the federal regulatory agencies responsible for regulating pension plans, which permits the plan to treat itself as an aggregate of single-employer pension plans. As part of this "grandfather" exemption, federal regulatory agencies have not required the plan to regularly report the type of information necessary to allow IBC to account for it as a typical single-employer defined benefit plan.

IBC is attempting to obtain the necessary information from the plan to assess the impact of the change in accounting treatment on the Company's financial statements. To date, IBC has not been able to obtain information deemed reliable and accurate by IBC that would enable it to account for the plan as a single-employer plan due to, among other things, a lack of historical data available to the plan. While there can be no assurance when, and if, the Company will be able to obtain this information, IBC believes that its earnings and equity will be negatively impacted as a result of the change in accounting treatment and additional assets and/or liabilities will be reflected in its monthly consolidated operating reports filed with the bankruptcy court, its preliminary unaudited financial information for its fiscal 2005 first quarter and 2004 fiscal year and, potentially, other prior periods. While IBC cannot predict with accuracy the amount of any impact on earnings, any potential net liability that is expected or any potential reduction in equity, any such earnings impact, net liability or reduction in equity could be significant and could adversely affect the Company's financial condition and results of operations.

In addition, as a result of an ongoing internal review, IBC has determined that it understated certain estimated liabilities in connection with setting the proper accrual for workers' compensation and auto/general liability reserves for the fiscal year ended May 29, 2004 and the fiscal 2005 first quarter. Based on the Company's review to date, IBC estimates that it may have to increase its current reserves for workers' compensation and auto/general liability by approximately $5 million, some of which may be related to prior periods, in addition to the previously announced approximately $40 million increase to workers' compensation reserves. Any increase in reserves will result in a corresponding charge to pre-tax income.

IBC also will incur a non-cash charge of approximately $8 million to pre-tax income in fiscal 2005 related to the book value of its capital assets, resulting primarily from obsolete and abandoned equipment identified as a result of its annual capital asset inventory process. The Company is working to determine whether any portion of this non-cash charge should be taken in prior periods.

In light of the Company's review and ongoing assessment of the impact of the change in accounting treatment for the defined benefit pension plan and the other matters described above, IBC does not expect to file its Form 10-K for the fiscal year ended May 29, 2004 until its assessment is complete and its independent auditors complete their audit of the Company's financial statements for the fiscal year ended May 28, 2005, which is not expected to be completed prior to August of 2005.

IBC expects that management's annual report on internal control over financial reporting, to be included in its fiscal 2005 Form 10-K, as required by Section 404 of the Sarbanes-Oxley Act, will likely not be completed at the time the fiscal 2005 Form 10-K is filed. It is likely that even a preliminary report on internal controls will identify significant deficiencies and potentially material weaknesses in internal controls, particularly in the areas of the Company's newly implemented financial reporting system, the proper accounting for the defined benefit pension plan discussed above, the setting of its workers' compensation and auto/general liability reserves, the maintenance of proper capital asset accounts and its ability to prepare accurate and timely financial statements. As it completes its assessment, management may identify additional control deficiencies that result in material weaknesses. In the event that IBC identifies material weaknesses, management's assessment will conclude that the Company's internal control over financial reporting is ineffective.

IBC remains uncertain when it will file Quarterly Reports for the quarters ended August 21, 2004, November 13, 2004 and March 5, 2005 and amended Quarterly Reports for the quarters ended November 15, 2003 and March 6, 2004. As previously disclosed, IBC expects that its fiscal 2005 reports would reflect significant asset impairment charges recognized as the result of its bankruptcy filing and its fiscal 2005 financial performance as well as the impact of the change in accounting treatment for the defined benefit pension plan and the issues discussed above.

About the Company
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Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh baked bread and sweet goods, under various brand names, including Wonder(R), Hostess(R), Dolly Madison(R), Baker's Inn(R), Merita(R) and Drake's(R). The Company is headquartered in Kansas City,
Missouri. Interstate Bakeries Corporation, along with seven of its wholly owned operating subsidiaries, filed for reorganization under Chapter 11 of the Bankruptcy Code on September 22, 2004 to complete an operational and financial restructuring. The Company continues to operate its business in the ordinary course as a debtor-in-possession.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters
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Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: successful resolution of any deficiencies in the Company's newly implemented financial reporting systems; the ability of the Company to continue as a going concern; final determination of anticipated significant asset impairment charges; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; increased costs and uncertainties with respect to the accounting treatment of a defined benefit pension plan to which we contribute; finalization of our review and, if applicable, the independent audit of our historical financial statements; the results of an SEC investigation concerning the Company's financial statements following the Company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company's manner of setting its workers' compensation and other reserves; the delayed filing with the SEC of the Company's fiscal 2004 Form 10-K and fiscal 2005 Form 10-Qs; the Company's ongoing internal review of the setting of its workers' compensation and auto/general liability reserves; the impact of non-cash charges to fixed capital assets on prior periods; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.